EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-134944 and No. 333-129777) on Form S-8, as amended, and (No. 333-131935 and No. 333-131512) on Form S-3, of InfoSonics Corporation and subsidiaries of our report dated April 2, 2007 relating to our audit of the consolidated financial statements and the financial statement schedule, which appear in the Annual Report on Form 10-K of InfoSonics Corporation and subsidiaries for the year ended December 31, 2006.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Santa Ana, CA

April 2, 2007